U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MUSICIAN'S EXCHANGE

(Name of small business issuer in its charter)

Nevada	7310	26-1929199
(State or other Jurisdiction Incorporation organization)	(Primary Standard of Industrial Classification or Code Number)	(IRS Employer Identification Number)

1140 Lilac Charm Ave.

Las Vegas, NV 89183

(702) 866-5838

(Address and telephone number of principal executive offices)

1140 Lilac Charm Ave.

Las Vegas, NV 89183

(Address of principal place of business or intended principal place of business)

Daniel R. Van Ness, President

Musician’s Exchange

1140 Lilac Charm Ave.

Las Vegas, NV 89183

(702) 866-5838

(Name, address and telephone number of agent for service)

Copies of Communications to:

Donald J. Stoecklein, Esq.

Stoecklein Law Group

Emerald Plaza

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Approximate date of commencement of proposed sale to public:

As soon as practicable after the registration statement becomes effective

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common Stock, $.001 par value	550,000	$0.10	$55,000	$1.69

TOTAL	550,000	N/A	$55,000	$1.69

(1)	The proposed maximum offering price is estimated solely for the purpose of determining the registration fee and calculated pursuant to Rule 457(c).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, dated _________, 2008

ii

Initial Public Offering

PROSPECTUS

Musician's Exchange

550,000 Shares of Common Stock

$0.10 per share

The Offering

	Per share	Total
Public Price...	$0.10	$55,000
Commissions...	$0	$0
Proceeds to Musician’s Exchange...	$0.10	$55,000

We are offering to the public 550,000 shares of common stock, at $0.10 per share, on a “best efforts,” “all-or-none,” basis in a “direct public offering” through our sole officer and director. This offering terminates in 12 months after commencement of this offering, on ____, 2008. If we do not sell all of the 550,000 shares being offered prior to the termination date, all money paid for shares will be promptly returned to the purchasers, without interest and without deduction.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

See “Risk Factors” beginning on page 4 for a discussion of material risks that you should consider prior to purchasing any of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

________________________

The information contained in this prospectus is subject to completion or amendment. We have filed a registration statement with the Securities and Exchange Commission relating to the securities offered in this prospectus. We may not sell these securities nor may we accept any offers to buy the securities prior to the time the registration statement becomes effective. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities. We shall not sell these securities in any state where such offer, solicitation or sale would be unlawful before we register or qualify the securities for sale in any such State.

THE DATE OF THIS PROSPECTUS IS _________________, 2008.

Table of Contents

Prospectus Summary	1
Summary Financial Information	3
Risk Factors	5
Special Note Regarding Forward-Looking Information	10
Capitalization	11
Use of Proceeds	11
Determination of Offering Price	12
Dilution	13
Plan of Distribution and Terms of the Offering	14
Legal Proceedings	15
Director, Executive Officers, Promoters and Control Persons	16
Security Ownership of Certain Beneficial Owners and Management	16
Description of Securities	16
Interest of Named Experts and Counsel	18
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	18
Description of Business	19
Reports to Stockholders	31
Plan of Operation	31
Facilities	35
Certain Relationships and Related Party Transactions	36
Market for Common Equity and Related Stockholders Matters	36
Dividends	36
Executive Compensation	37
Shares Eligible for Future Sale	37
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	38
Index to Financial Statements	39
Report of Independent Certified Public Accountant	F-1
Balance Sheet	F-2
Statement of Operations	F-3
Statement of Changes in Stockholders’ Equity	F-4
Statement of Cash Flows	F-5
Notes to Financial Statements	F-6 – F-12

Prospectus Summary

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us" and "Musician’s Exchange" refer to Musician’s Exchange.

Musician’s Exchange is a development stage company incorporated in the State of Nevada on February 4, 2008. We were formed to engage in the business of developing an Internet destination and marketplace for musicians through our online website, (www.musiciansxchangeonline.com.). In February of 2008 we commenced our planned principal operations, and therefore have no significant assets.

Since our inception on February 4, 2008 through February 20, 2008, we have not generated any revenues and have incurred a net loss of $10,000. In February of 2008 our only business activity was the formation of our corporate entity, the development of our business model, and the establishment of our initial website. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with advertising on the Internet to draw attention to our website, costs associated with website enhancements, and covering various filing fees and transfer agent fees to complete our early money raise through this offering. We believe that listing fees generated will be sufficient to support the limited costs associated with our initial ongoing operations for the next twe! lve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from listing fees will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Musician’s Exchange is developing an Internet destination and marketplace in the United States and potentially, globally, for musicians. Musician’s Exchange is designed to be an ultimate website for musicians. It will be a resource center with links to major and boutique musical companies. Our site will also offer musicians a place to list gear they might have for sale or trade. We will charge a small fee to list items. This fee will include the posting of pictures and an item description, both provided by the seller. These items will be listed until the seller requests to have the items removed. We will also have a section dedicated to band listings. Here bands can submit a brief description of their style or type of music, as well as a link to their website. Our webmaster will collect these submissions and post them according to category. Musician’s Exchange will charge a sma! ll one time fee for this service. Musician’s Exchange will also allow outside companies to advertise on our website. Musical companies and musical service organizations can submit banners to our webmaster for posting on different sections of our website. We will base the charge for this service on size as well as location of where the banner is listed.

This site can be marketed by word of mouth, the posting of flyers at venues and stores as well as the distribution of business cards. We can also direct market to existing band sites. Musician’s Exchange will also develop a My Space page for additional networking.

We intend to utilize the power of the Internet to aggregate in a single location a network of industry participants and a comprehensive database of musician’s information to create an open marketplace that is local, regional, national, and global in nature. Because we commenced operations in early February of 2008, we currently have no postings to our website. By providing this digital marketplace, we intend to bring musicians, private sellers and other industry participants, such as vendors of musical products and services and national advertisers, together with purchase-minded consumers at the moment when these consumers are directly engaged in a search for musical products and services. We believe that upon completion of our operating model, we will provide significant benefits to musicians, dealers, private sellers and other industry participants by enabling them to adver! tise, interact and transact with a significant online consumer audience related to the musical world. We intend to provide significant benefits to consumers by giving them the tools they need to effectively navigate a large database of musical products and services oriented to any aspect of the music industry, thereby optimizing their ability to find musically oriented product or services of their choice in their chosen geographical area.

Our business model is built on multiple revenue streams from a variety of industry participants interested in marketing their services to our consumer audience. We intend to generate revenues primarily from listing fees, and fees for consumer and dealer services. In the future, we also intend to generate revenues from facilitating electronic commerce ("e-commerce") transactions, online used musical instruments auction-style trading services and national advertising.

As of the date of this prospectus we have only one officer, director and stockholder, (who was our founder), acting as our sole employee, who we anticipate devoting only a small portion of his time to the company going forward. Additionally, even with the sale of securities offered hereby, we will not have the financial resources needed to hire additional employees or meaningfully expand our business. We anticipate operating losses for at least the next 12 months. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for advertising expenses and additional website development. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plan of operation.

Musician’s Exchange’s address and phone number is:

Musician’s Exchange

1140 Lilac Charm Ave.

Las Vegas, NV 89183

(702) 866-5838

Web Address: www.musiciansxchangeonline.com

The Offering

Securities Offered (1)...	550,000 shares of common stock

Price Per Share...	$0.10

Minimum Purchase...	NONE

Common Stock Outstanding before Offering...	850,000 shares of common stock

Common Stock Outstanding after Offering...	1,400,000 shares of common stock

Estimated Total Proceeds...	$55,000

Offering Expenses.....	$5,800

Net Proceeds after Offering Expenses...	$49,200

Use of Proceeds...	Other than the expenses of the offering, the proceeds of the offering will be used for; advertising, additional website development, transfer agent fees, accounting fees, and working capital.

Subscriptions...	Subscriptions are to be made payable to “Musician’s Exchange”

(1) Management may not, and will not purchase any shares in this offering.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Operating Statement Data:	For the Period February 4, 2008 (inception) to February 20, 2008 (audited)
Income Statement Data:

Revenue	$ -
Cost of goods sold	-
-

Expenses:
General and administrative expenses	-
Professional fees	10,000
Salaries and wages	-
Total expenses	10,000

Net (loss)	$ (10,000)

Net (loss) per share – basic and fully diluted	$ (0.01)

Balance Sheet Data:	As at February 20, 2008 (audited)
Total Assets...	$ 7,500
Liabilities...	-
Stockholders’ Equity...	$ 7,500

4

RISK FACTORS

Investors in Musician’s Exchange should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

We are a development stage company organized in February 2008 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment. Our auditor’s have substantial doubt about our ability to continue as a going concern. Additionally, our auditor’s report reflects the fact that the ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment.

We were incorporated in February of 2008 as a Nevada corporation. As a result of our start-up operations we have; (i) generated no revenues, (ii) accumulated deficits of $10,000 for the period ended February 20, 2008, and (iii) we have incurred losses of $10,000 for the period ended February 20, 2008, and have been focused on organizational and start-up activities, business plan development, and website design since we incorporated. Although we have established a website there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our service, the level of our competition and our ability to attract and maintain key management and employees. Additionally! , our auditor’s report reflects that the ability of Musician’s Exchange to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

We are significantly dependent on our sole officer and director, who has limited experience. The loss or unavailability to Musician’s Exchange of Mr. Van Ness’s services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Daniel R. Van Ness, our sole officer and director. It would be difficult to replace Mr. Van Ness at such an early stage of development of Musician’s Exchange. The loss by or unavailability to Musician’s Exchange of Mr. Van Ness’s services would have an adverse effect on our business, operations and prospects, in that our inability to replace Mr. Van Ness could result in the loss of ones investment. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Van Ness, should his services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Van Ness, then, in that event we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Mr. Van Ness has no experience in running a public company or framing an online musicians advertising business. The lack of experience in operating a public company or in framing an online musical world classified advertising business could impact our return on investment, if any.

As a result of our reliance on Mr. Van Ness, and his lack of experience in operating a public company or developing an online musician’s classified marketplace, our investors are at risk in losing their entire investment. Mr. Van Ness intends to hire personnel in the future, when sufficiently capitalized, who may have the experience required to manage our company, such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to satisfy capital needs. Until such future offering occurs, and until such management is in place, we are reliant upon Mr. Van Ness to make the appropriate management decisions.

Mr. Van Ness may become involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Van Ness’s limited time devotion, less than 30 hours per month, to Musician’s Exchange could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Mr. Van Ness is currently involved in other businesses, which have not, and are not expected in the future to interfere with Mr. Van Ness’s ability to work on behalf of our company. Mr. Van Ness may in the future be involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Van Ness will devote only a portion, less than 30 hours per month, of his time to our activities. As our sole officer and director, decisions are made at his sole discretion and not as a result of compromise or vote by members of a board.

Since a single stockholder, upon completion of the offering will beneficially own the majority of our outstanding common shares, that single stockholder will retain the ability to control our management and the outcome of corporate actions requiring stockholder approval notwithstanding the overall opposition of our other stockholders. This concentration of ownership could discourage or prevent a potential takeover of our company that might negatively impact the value of your common shares.

Mr. Van Ness will own approximately 54% of our outstanding common shares after completion of the offering. As a consequence of his controlling stock ownership position, Mr. Van Ness will retain the ability to elect a majority of our board of directors, and thereby control our management. Mr. Van Ness also has the ability to control the outcome of corporate actions requiring stockholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions. The concentration of ownership by Mr. Van Ness could discourage investments in our company, or prevent a potential takeover of our company which will have a negative impact on the value of our securities.

As a result of Mr. Van Ness’s majority ownership of our outstanding common shares after this offering, Mr. Van Ness will control our issuance of securities after the offering.

As a consequence of Mr. Van Ness’s controlling stock ownership position, acting alone he will be able to authorize the issuance of securities that may dilute and otherwise adversely affect the rights of purchasers of stock in the offering, including preferred stock. Additionally, he may authorize the issuance of these securities to anyone he wishes, including himself and his affiliates at prices significantly less than the offering price.

Upon completion of this offering there will be an immediate and substantial dilution to purchasers of our securities.

The public offering price of the Shares will be substantially higher than the net tangible book value of the Common Stock. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment from the initial public offering price of approximately $0.10 or 59.50% in the offering. See “Dilution”

Because of competitive pressures from competitors with more resources, Musician’s Exchange may fail to implement its business model profitably.

The business of advertising musical products and services for resale on the Internet is highly fragmented and extremely competitive. There are numerous competitors offering similar services. The market for customers is intensely competitive and such competition is expected to continue to increase. There are no substantial barriers to entry in this market and we believe that our ability to compete depends upon many factors within and beyond our control, including the timing and market acceptance of new solutions and enhancements to existing solutions developed by us, our competitors, and their advisors.

Many of our existing and potential competitors have longer operating histories in the Internet market, greater name recognition, larger customer bases, established technology driven websites, and significantly greater financial, technical and marketing resources than we do. As a result, they will be able to respond more quickly to new or emerging advertising techniques, technologies, and changes in customer requirements, or to devote greater resources to the development, promotion and marketing of their listing and advertising services than we can. Such competitors are able to undertake more extensive marketing campaigns for their services, adopt more aggressive pricing policies and make more attractive offers to potential employees, and strategic advertising partners.

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our very recent start-up nature, we will have to incur the costs of advertising which is intended to generate revenue from listing fees, in addition to hiring new employees and commencing additional marketing activities for listing services. To fully implement our business plan we will require substantial additional funding. This offering, if successful, will only enable us to commence advertising for listing clients, and will assist us in further developing our initial business operations, including the enhancement of our website; however will not be sufficient to allow us to expand our business meaningfully. Additionally, since the net offering proceeds have been earmarked for advertising expenses, some website development fees, and minimal working capital, we will not be capitalized sufficiently to hire or pay employees.

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

As a result of our deficiency in working capital at February 20, 2008 and other factors, our auditors have included a paragraph in their report regarding substantial doubt about our ability to continue as a going concern.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and

•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Musician’s Exchange; (ii) provide reasonable assurance that transactions are recorded as necessary to p! ermit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of Musician’s Exchange are being made only in accordance with authorizations of management and directors of Musician’s Exchange, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Musician’s Exchange’s assets that could have a material effect on the financial statements.

We have one individual performing the functions of all officers and directors. This individual developed our internal control procedures and is responsible for monitoring and ensuring compliance with those procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

As a result of our placing your invested funds into our general corporate account as opposed to an escrow account, the funds are subject to attachment by creditors of the company, thereby subjecting you to a potential loss of the funds.

Because the funds are being placed in general corporate account rather than an escrow account, creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Investors would lose all or part of their investments if this happened, regardless of whether or not the offering closes.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “all or nothing,” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our securities are registered under the Securities Act of 1933, we will file reports and other information with the Securities and Exchange Commission. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13(a) of the Exchange Act, as amended.

All of our reports will be able to be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Musician’s Exchange files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room

100 F. Street, N.W.

Washington, D.C. 20549-0405

Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration! statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as

“may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, perform! ance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

CAPITALIZATION

The following table sets forth our capitalization at February 20, 2008, after giving effect to and as adjusted to give effect to the sale of the 550,000 common shares offered in this prospectus.

	As at February 20, 2008 (audited)	AS ADJUSTED For the Offering Proceeds
Current Liabilities:	$ -	$ -

Stockholders’ Equity:
Common Stock, $0.001 par value; 100,000,000 shares authorized;
850,000 shares issued and outstanding	850	-
1,400,000 shares issued and outstanding as adjusted following 550,000 issued in this offering	-	1,400
Additional paid-in capital	16,650	71,100
Offering Expenses	-	(5,800)
Deficit accumulated during development stage	(10,000)	(10,000)
Stockholders’ Equity	-	56,700
Total Capitalization	$ 7,500	$ 56,700

USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that our available cash of approximately $7,500, which we received in February of 2008, and the net proceeds of this offering $49,200 and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately 12 months following consummation of this offering. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures.

The net proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $49,200. We intend to utilize the estimated net proceeds following the offering for the following purposes:

Amount
Total Proceeds	$ 55,000

Less: Offering Expenses
Legal (1)	$ 5,000
Copying	300
SEC & State Filing Fees	500

Net Proceeds from Offering	$ 49,200

Use of Net Proceeds

Website Development	$ 5,000
Advertising	10,000
Transfer Agent Fees	3,000
Accounting Fees (2)	10,000
Working Capital (3)	21,200

Total Use of Net Proceed	$ 49,200
(1)

Legal. Stoecklein Law Group received 100,000 shares of common stock at $0.10 per share, valued at $5,000, and will be paid $5,000 from the use of proceeds towards legal fees associated with its legal services in filing the form S-1.

(2)

Accounting Fees. We have allocated up to $5,000 services in assisting us in our SEC reports and preparation of our financial statements for a twelve month period. We have also allocated $5,000 for our annual audit.

(3)	Working Capital. Includes any application deemed appropriate for the company to maintain operations.

DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;
•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

The difference between our initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

At February 20, 2008 our common stock had a pro forma net tangible book value of approximately $7,500 or $0.01 per share. After giving effect to the receipt of the net proceeds from the shares offered in this prospectus at an assumed initial offering price of $0.10 per share, our pro forma net tangible book value at February 20, 2008, would have been $56,700 or $0.04 per share. This results in immediate dilution per share to investors of $0.06 or 59.50%. The following table illustrates dilution to investors on a per share basis:

Offering price per share...	$0.10
Net tangible book value per share before offering...	$0.01
Increase per share attributable to investors...	$0.03
Pro forma net tangible book value per share after offering...	$0.04
Dilution per share to investors...	$0.06

The following tables summarize, as of February 20, 2008, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering.

The table below assumes the sale of the 550,000 shares offered in this prospectus at an assumed initial public offering price of $0.10 per share and before any deduction of estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price Per Share
	Amount	Percent	Amount	Percent
Original Stockholders	850,000 (1)	60%	$7,500 (2)	12%	$0.01
Public Stockholders	550,000	40%	$55,000	88%	$0.04
Total	1,400,000	100%	$62,500	100%
(1)

Includes 750,000 shares issued in February of 2008, to our founding stockholder for his initial contribution of $7,500 for setting up our corporate entity and providing the website and concept plans for the business opportunity, 100,000 shares for legal fees.

(2)	This does not include the value of the legal fees of $10,000 paid in common stock at $0.10 per share.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

We are offering to the public 550,000 shares of common stock, at $0.10 per share, on a “best efforts,” “all-or-none,” basis in a “direct public offering” through our sole officer and director. This offering terminates in 12 months after commencement of this offering. If we do not sell all of the 550,000 shares being offered prior to the termination date, all money paid for shares will be promptly returned to the purchasers, without interest and without deduction.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account.

Funds received prior to reaching the 550,000 shares will be held in a non-interest bearing corporate account and will not be used until the offering is completed. The corporate account is an account which is not separated from our existing operations account. The account is managed and monitored by management of Musician’s Exchange to handle the processing of all subscription funds, in addition to our general corporate purposes. If we do not sell 550,000 shares within twelve months after commencement of this offering, the offering will terminate and all money paid for shares will be returned to the purchasers, without interest and without deduction within 24 hours of the termination of the offering if not fully subscribed within the twelve months.

If we were to be unsuccessful in achieving the offering, funds will be redistributed to all investors who have purchased the shares offered in this prospectus. Upon achieving the offering and the acceptance of a subscription for shares, our transfer agent will issue the shares to the purchasers. We may continue to offer shares for a period of twelve months after commencement of this offering or until we have sold all of the shares offered in this prospectus. During the offering period, no subscriber will be entitled to any refund of any subscription.

We will sell the shares on a “direct public offering,” “all or none,” basis through our sole officer and director, Daniel R. Van Ness, who may be considered an underwriter as that term is defined in Section 2(a)(11). Mr. Van Ness will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares. Mr. Van Ness intends to sell the shares being registered according to the following plan of distribution:

•	Shares will be offered to friends, family, and business associates of Mr. Van Ness;

Mr. Van Ness will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a)(4)(ii), he must be in compliance with all of the following:

•	he must not be subject to a statutory disqualification;
•	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	he must not be an associated person of a broker-dealer;

•

he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of Musician’s Exchange otherwise than in connection with transactions in securities; and

•

he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months.

Mr. Van Ness will comply with the guidelines enumerated in Rule 3a4-1(a)(4)(ii). Mr. Van Ness, nor any affiliates will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by Musician’s Exchange to each offeree;
•	the subscription is completed by the offeree, and submitted with check back to Musician’s Exchange where the subscription and a copy of the check is faxed to counsel for review;
•	each subscription is reviewed by counsel for Musician’s Exchange to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved by counsel, the subscription is accepted by Mr. Van Ness, and the funds deposited into an account labeled: Musician’s Exchange, within four (4) days of acceptance;
•	subscriptions not accepted, are returned with the check undeposited within 24 hours of determination of non-acceptance.

Funds will be deposited to the following:

Musician’s Exchange

Wells Fargo Bank

770 East Warms Springs Rd., Suite 100

Las Vegas, Nevada 89119

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The sole member of our Board of Directors serves without compensation until the next annual meeting of stockholders, or until his successor has been elected. The officers serve at the pleasure of the Board of Directors. At present, Daniel R. Van Ness is our sole officer and director.

Information as to the director and executive officer is as follows:

Name	Age	Title
Daniel R. Van Ness	33	President, Secretary/Treasurer, Director

Duties, Responsibilities and Experience

Daniel R. Van Ness. Age 33, President, Secretary/Treasurer, Director and founder of Musician’s Exchange from February 4, 2008 to present. Mr. Van Ness currently does not spend more than 30 hours per month on Musician’s Exchange business. From 2000 to present Mr. Van Ness was, and still is, involved in the entertainment business. Mr. Van Ness has been involved the musical world throughout his working career and is the founder of Musician’s Exchange, combining both his musical experience and advertising and marketing experience. Mr. Van Ness holds a B.A. in Broadcast Production from Minot State University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of the date of this prospectus, and as adjusted giving effect to the sale of 550,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner	Number Of Shares	Percent Before Offering	Percent After Offering
Daniel R. Van Ness	750,000	89%	54%
Stoecklein Law Group	100,000	11%	7%
All Directors, Officers and Principle Stockholders as a Group	850,000	100%	61%

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share, 850,000 shares were outstanding as of the date of this prospectus. Upon sale of the 550,000 shares offered herein, we will have outstanding 1,400,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of Musician’s Exchange, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

Our Articles of Incorporation authorizes the issuance of 10,000,000 shares of preferred stock, $0.001 par value per share, of which no shares were outstanding as of the date of this prospectus. The preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•	adopt resolutions;
•	to issue the shares;
•	to fix the number of shares;
•	to change the number of shares constituting any series; and
•	to provide for or change the following:
•	the voting powers;
•	designations;
•	preferences; and
•	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
•	dividend rights (including whether dividends are cumulative);
•	dividend rates;
•	terms of redemption (including sinking fund provisions);
•	redemption prices;
•	conversion rights; and
•	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

•	20 to 33%
•	33% to 50%
•	more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do exempt our common stock from the control share acquisition act.

INTEREST OF NAMED EXPERTS AND COUNSEL

The Stoecklein Law Group of 402 West Broadway, Suite 400, San Diego, California 92101 has issued an opinion that the shares being issued pursuant to this offering, upon issuance, will have been duly authorized and validly issued, fully paid, and non-assessable. The Stoecklein Law Group has been issued 100,000 shares of common stock at $0.10 as consideration for a portion of their legal fees earned.

The audited financial statements of Musician’s Exchange, as of February 20, 2008, are included in this prospectus and have been audited by Lawrence Scharfman & Co. CPA P.C., independent auditors, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of Musician’s Exchange will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

•	any breach of the director’s duty of loyalty to us or our stockholders
•	acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law
•	or under applicable Sections of the Nevada Revised Statutes
•	the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or,
•	for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means, they are required to exercise good faith and fairness in all dealings affecting Musician’s Exchange. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in Musician’s Exchange in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to r! ecover such losses from us.

DESCRIPTION OF BUSINESS

OVERVIEW

Business Development Summary

Musician’s Exchange is a development stage company incorporated in the State of Nevada in February of 2008. Musician’s Exchange is developing an Internet destination and marketplace in the United States and potentially, globally, for musicians. Musician’s Exchange is designed to be an ultimate website for musicians. It will be a resource center with links to major and boutique musical companies. Our site will also offer musicians a place to list gear they might have for sale or trade. We will charge a small fee to list items. This fee will include the posting of pictures and an item description, both provided by the seller. These items will be listed until the seller requests to have the items removed. We will also have a section dedicated to band listings. Here bands can submit a brief description of their style or type of music, as well as a link to their website. Our webmaster will collect these submissions and post them according to category. Musician’s Exchange will charge a small one time fee for this service. Musician’s Exchange will also allow outside companies to advertise on our website. Musical companies and musical service organizations can submit banners to our webmaster for posting on different sections of our website. We will base the charge for this service on size as well as location of where the banner is listed.

This site can be marketed by word of mouth, the posting of flyers at venues and stores as well as the distribution of business cards. We can also direct market to existing band sites. Musician’s Exchange will also develop a My Space page for additional networking.

We intend to utilize the power of the Internet to aggregate in a single location a network of industry participants and a comprehensive database of musician’s information to create an open marketplace that is local, regional, national, and global in nature. Because we commenced operations in February of 2008, we currently have no listings. By providing this digital marketplace, we intend to bring musicians, private sellers and other industry participants, such as vendors of musical products and services and national advertisers, together with purchase-minded consumers at the moment when these consumers are directly engaged in a search for musical products and services. We believe that upon completion of our operating model, we will provide significant benefits to musicians, dealers, private sellers and other industry participants by enabling them to advertise, interact and tr! ansact with a significant online consumer audience related to the musical world. We intend to provide significant benefits to consumers by giving them the tools they need to effectively navigate a large database of musical products and services oriented to any aspect of the music industry, thereby optimizing their ability to find musically oriented product or service of their choice in their chosen geographical area.

Our business model is built on multiple revenue streams from a variety of industry participants interested in marketing their services to our consumer audience. We intend to generate revenues primarily from listing fees, and fees for consumer and dealer services. In the future, we also intend to generate revenues from facilitating electronic commerce ("e-commerce") transactions, online used musical instruments auction-style trading services and national advertising.

During our initial month of formation we concentrated our energies on analyzing the viability of our business plan, and establishing our business model. Additionally, we are in the process of expanding our website, which upon completion will address the aspects of our business concept as set forth below. We commenced our business operations in February of 2008 through the posting of the initial page of our website (www.musiciansxchangeonline.com).

We are attempting to build Musician’s Exchange into an Internet Musical Classified Marketplace in addition to a comprehensive consumer information website. Our principal goal is to earn revenues by uniting all parties interested in the world of music online. In order to generate revenues during the next twelve months, we must:

1. Enhance our existing website – We believe that using the Internet for a musical marketplace and consumer information facility will provide us a base for operating our company. We registered the domain name www.musiciansxchangeonline.com, and have developed a preliminary website, where we expect to expand the site to be more comprehensive. We have begun construction on the preliminary aspects of our website and intend to have a fully developed website during the second quarter of 2009.

2. Develop and implement a marketing plan – Once we establish our presence on the Internet, we intend to devote our efforts to developing and implementing a plan to market our services to businesses related to the music industry. In order to promote our company and attract customers, we plan to advertise via the Internet in the form of banner ads, link sharing programs and search engine placements. We expect to generate some revenues from musical related listings during 2008, however, additionally, during 2009 we expect to formalize and implement a marketing scheme to provide dealers and manufacturers an additional marketing outlet.

3. Develop and implement a comprehensive consumer information website – In addition to providing a consumer (buyers and sellers) and trade (dealers and manufacturers) a musical classified marketplace, we intend to develop a consumer information website. This consumer information website is intended to let musical shoppers research the most detailed music related information including buying and selling tips, musical instrument reviews, audio equipment pricing, finance programs, as well as tools for comparing audio equipment side by side.

Musician’s Exchange commenced its Website in February of 2008, and as a result of its recent commencement of business activities has limited start-up operations and generated no revenues. Our operations, to date, have been devoted primarily to startup and development activities, which include the following:

•	Formation of the company;

•	Creation of our initial website, www.musiciansxchangeonline.com;

•	Research of our competition;

•	Development of our business plan

•	Research of software to assist us in our anticipated website development; and

•	Establishment of listing criteria.

Musician’s Exchange is a recently established business, with temporary offices at 1140 Lilac Charm Ave., Las Vegas, Nevada. Our director, officer, and sole stockholder created the business as a result of his lifetime interest in musical instruments, bands, his affiliation with the audio and sound department at the Treasure Island Hotel Casino, Las Vegas, the aftermarket merchandising of musical accessories, and marketing. Although Musician’s Exchange may be involved in acquiring small accessory operations in the future, or other musical advertising websites, we have no intention of other forms of mergers or acquisitions.

Business of Issuer

We are developing an online musically oriented advertising platform, which is discussed below, to provide a method by which buyers and sellers of musical instruments are brought together in an efficient format to browse, buy and sell musical instruments and music scripts to a distinct and focused customer. The musical classified marketplace being developed by us will be designed to give music shoppers and sellers more control over the entire process of buying and selling musical products by providing detailed information to make an informed buying or selling decision. Upon completion of our website, Musician’s Exchange is intended to have a website which will be a fully automated, topically arranged, intuitive, and easy-to-use service that supports a buying and selling experience in which sellers list musically oriented products for sale and buyers provide offers on such products in a fixed-price format.

One stop at www.musiciansxchangeonline.com is intended to let shoppers of musical instruments, musical information, concert tickets, information on different music groups, video and audio equipment, etc., research online before making the actual purchase. We are designing our website, and shopping experience to let shoppers research detailed information including buying and selling tips, reviews, audio and video mechanical issues, as well as the ability to download certain types of music. Consumers will be able to list music oriented equipment on www.musiciansxchangeonline.com, making it available to a potentially large online audience of musically oriented buyers.

We intend to be an Internet destination and marketplace in the United States for buyers and sellers of musically oriented equipment and instruments, and for consumers seeking information regarding musically oriented products and services, such as concert information, band information, music writers, different musicians available for fill in, and information on musical instruments. We intend to utilize the power of the Internet to aggregate in a single location an extensive network of industry participants and a comprehensive database of musical information on all aspects of the music industry to create an open marketplace that is local, regional, national, and global in nature. By providing a digital marketplace, we will be able, upon full implementation, to bring music dealers, private sellers and other industry participants, such as vendors of any type of musical products and se! rvices and national advertisers, together with purchase-minded consumers at the moment when these consumers are directly engaged in a search for such products and services.

Based upon our business model, we intend to provide significant benefits to dealers, private sellers and other industry participants by enabling them to advertise, interact and transact with what we believe is a significant online consumer audience related to the music market.

We believe that our website, upon full implementation, will generate leads (potential buyers requesting a phone number, directions or an e-mail address) for dealers that allow them to precisely target purchasers of new and used musical instruments in a manner which is more effective than traditional media.

Our business model is being built on multiple revenue streams from a verity of industry participants interested in marketing their services to our consumer audience. We anticipate generating our revenues primarily from fees for consumer sales, dealer and consumer services. We also intend to generate revenues from facilitating musical e-commerce transactions, and eventually, online new and used musical auction-style trading services and national advertising.

Our objective is to build and maintain a superior online marketplace for facilitating transactions between buyers and sellers of musically oriented products and services. After developing a position in the market for our service, our main thrust of our strategy is to enhance our market position by growing our database of musically oriented products and service listings and sellers, our database of information regarding the music searching patterns of buyers, our network of dealers and the audience of users of our website.

Inefficiencies of Traditional Used Musical Equipment Buying and Selling Methods

This highly fragmented, intensely competitive distribution system has resulted in high customer acquisition costs. Dealers operate in highly localized markets, and the competition for consumers within these local markets has resulted in increased advertising and marketing costs that continue to place downward pressure on dealer profits. Traditional advertising and promotional methods are typically able to reach only consumers in a limited local or regional geographic area, thus confining the potential payback from advertising to a specific localized audience. Traditional mass advertising media, such as newspapers, radio or television, are also inefficient because they reach many consumers who are not in the musically oriented product and services market and they do not provide a means to target advertising to consumers who are likely to purchase musically oriented products and ser! vices based upon their individual preferences and interests. Moreover, the costs associated with traditional mass advertising typically rise every year, generally without attendant increases in the size or precision of the audience delivery.

For the consumer, the process of buying and selling a used musical instrument, or technologically audio specific equipment is generally viewed as an inefficient process. Although the purchase of music equipment is not one of the larger purchases made by most consumers, consumers historically have not had access in a single, centralized location to the information needed to research and evaluate purchasing decisions. In particular, many consumers express dissatisfaction with the traditional sources of musically oriented technologically specific information, such as newspaper classified advertisements or visits to a dealer, because these individual sources contain only a small percentage of the total universe of music equipment for sale in their local market. As a result, consumers must often make significant purchasing decisions and compromises with limited and incomplete informati! on. At the time of equipment purchase, the consumer must also make decisions on, and deal with multiple parties to arrange for, other products and services such as financing, and installation and services, often with an insufficient number of options and inadequate available information.

Our Solution

We believe that by providing a marketplace on the Internet where buyers and sellers of musically oriented products and services can meet, negotiate and control their purchase decisions, we intend to have significantly improved the purchasing and selling process for both buyers and sellers. A powerful Internet marketplace can provide dealers, private sellers, vendors of music products and services and national advertisers an effective environment for reaching an economically and geographically diverse group of targeted consumers (ie buyers or sellers of music products) who have expressed an interest in musically oriented information by logging onto our website. Our website is being designed to provide consumers with a "one-stop" destination that incorporates all aspects of commerce and content related to the process for purchasing and selling musically oriented products and service! s.

Significant Benefits to Dealers

If we are able to structure our website the way we envision the website in our business plan, then we believe we will provide significant benefits to dealers such as:

•

Online Consumer Audience of Musically Oriented Products. We believe that by offering dealers an online consumer audience of musically oriented shoppers that our website will provide dealers with access to a much larger and more geographically diverse consumer base than they can find through traditional, locally-oriented advertising and distribution channels.

•

Low Cost and Flexible Services. We intend to provide dealer listings and advertisements in a cost-effective manner, frequently reducing the per transaction costs associated with advertising musically oriented products and services. Our website is being designed so that basic used music product and services listings will be posted on our website without requiring binding contracts. Enhanced listings and other promotional products such as banner advertising will be able to be purchased for various fees, which depend on contract terms. We plan on developing a listing process and user-friendly software that will allow dealers to update their listings and make changes as often as they wish, a flexibility and convenience not found in traditional advertising dependent upon fixed publishing and advertising schedules. Dealers will be able t! o access their listings to make these changes 24 hours a day, seven days a week through a password-protected system, and these changes will be generally posted on our website within a few hours.

•

Ability to Target Musically Oriented Product and Services Purchasers. We find the ability to target specific dealer listings and advertisements to users by geography and music equipment, make, model and pricing will enable our website to match demand for and supply musically oriented products and services information more efficiently than any traditional distribution channel. Upon our completion of acquiring a proprietary search engine and targeting, tracking and analysis software in the future, our website is anticipated to be able to display and monitor dealer listings and advertisements that are most likely to be of interest to a specific consumer based upon his or her search criteria and zip code. As a result, dealers may experience a level of marketing precision with Musician’s Exchange that is unavailable through traditional newspaper, radio and television advertising.

•

Wide Range of Listing and Advertising Products. We are also planning on our website to have targeted listing and advertising products together with, customer-driven search tools and functionality to facilitate effective presentation and matching of a dealer's inventory and services with the desired features and criteria of prospective buyers. In addition to posting basic music equipment and instrument listings on our website free of charge, dealers will be able to purchase a wide range of online listing and advertising products, including:

-	enhanced listings, which provide a more prominent presentation of a dealer's equipment similar to bold listings in the Yellow Pages;
-	inventory pages, which enable visitors to view a dealer's entire inventory of music equipment, one mouse click from any one of its equipment listings on our website;

-	website links, which enable visitors to our website to link through to the dealer's own website;
-

website design and hosting, which provide dealers with their own prominently listed Internet address in the www.musiciansxchangeonline.com Dealer Directory for maximum exposure and a searchable music equipment inventory database;

-

banner advertising, which displays a dealer's advertisement on a Web page as it is being viewed by a potential buyer determined by search criteria, including geography and equipment year, make, model and pricing.

•

Access to Database of Consumer Buying Trends. Based upon the design of the software we are reviewing, we will also be able to collect, filter and report to dealers usable information on the shopping habits of music instrument and music equipment purchasers in a dealer's region. Additionally, we would provide dealers with monthly usage tracking reports with information on the number of items listed on our website by a dealer, the number of times a dealer's listings are presented on a search results page and the number of leads sent to a dealer to aid dealers in further targeting their product offerings in their markets.

•

Open, Non-Exclusive Marketplace. Our business plan takes into account that we may as a neutral intermediary that facilitates the interaction and exchange of information between dealers and potential equipment purchasers, rather than competing with the dealers directly by taking title to such music instruments and equipment and then selling the music instruments and equipment to users of our website. Dealers listing their equipment on our website are not precluded from also listing their products on other websites or through more traditional advertising methods. As a result, we will offer dealers a non-exclusive channel to target potential buyers without having to compete with us in the process. Furthermore, unlike many of our competitors, we would not compel dealers to follow specific marketing rules or policies such as "no haggle prices." By enabling all types of dealers and styles of selling to participate in our open marketplace, we would make it easy for dealers to include Musician’s Exchange in their marketing mix.

Significant Benefits to Consumers

•

Flexible, Customer-Driven Search Process. Our website is intended to employ a specialized search engine, which will allow consumers to quickly, conveniently and easily navigate through our listings of new and used music instruments and equipment to locate products that match their specific search criteria, including variables such as make, model, price and geographic location. Once a consumer finds the product or service, the consumer will be provided with the seller's or provider’s contact information as well as links to a wide range of detailed information about the product or service, including specifications, ratings, retail and trade-in values and review by industry experts. We are planning the website to also feature a decision guide software, which will help our users choose the product or service that is right for them! .. By completing a simple "Custom Search" question-and-answer form, users will be guided to products and services that match their desires and needs. In addition, the website would also enable consumers to review music-related products and services easily from category to category (e.g. from music instruments to audio/video equipment) without needless backtracking. Moreover, the consumer data captured by our database would enable us to provide customized advertising messages to consumers that may be based, for example, on the category of inquiries they have made.

•

Convenient and Efficient Shopping Experience. Our website, upon completion, is intended to provide a "one-stop" shopping environment that can significantly enhance the ongoing relationship between sellers and buyers by allowing consumers to select products and services and obtain musically oriented information conveniently in the privacy of their home or office. The website will also create a direct connection between the consumer and the relevant dealer or private seller by providing the consumer with contact information such as an e-mail address, telephone number and map with directions. Consumers will be able to obtain online access, at no charge, to the proposed comprehensive, up-to-date information on our website that they need to make an informed purchase decision. Information about equipment models and options, dealer costs, technological audio/video information, new and used equipment values and reviews and articles from such sources as Sound and Vision Magazine (audio/visual equipment), Guitar Player Magazine, Piano Today, Harpa, Fiddler Magazine, and Virtual Instruments, will be collected in a centralized location, providing consumers with an objective, convenient and cost-effective means to make informed purchase decisions.

•

Availability of Music Products and Services. Traditionally, consumers have been dependent on dealers and third-party vendors for music products and services, such as music stores. Our website is intended to offer consumers convenient access to and online connectivity with a comprehensive range of these services. In addition, we are anticipating aftermarket service offerings in the areas of repairs and maintenance by offering links to providers of these services for musicians within a consumer's chosen geographic area as well as third-party reviews and editorial content.

•

Private Seller Listings. We will also serve consumers by enabling them, as private sellers, to list their used equipment for sale on our website at minimal charge. With this listing option, private sellers make their listings available to a potentially large and geographically diverse number of potential buyers. In addition, private sellers would benefit from the ability of our website to more effectively target consumers in their geographic area than more traditional media.

Significant Benefits to Other Industry Participants

•

Vendors of Music Instruments and Equipment Products and Services. We anticipate providing vendors of music instruments and equipment products and services with access to a large and growing number of purchase-minded consumers who, in many instances, may require financing, repairs, or merely direction regarding such products and services. Consumers seeking musically oriented information are also often interested in, or may be specifically researching, information regarding competitive providers for their current music products and services. Vendors of such products and services may be able to benefit from the ability of our database and software to direct their advertised products to a targeted consumer audience, which may provide them with a competitive advantage and an opportunity to increase their product sales.

•

National Advertisers. By utilizing the wide range of targeted marketing offerings of Musician’s Exchange, national advertisers may be able to gain exposure to a targeted group of music purchase-minded consumers at the moment when these consumers are directly engaged in a search for information regarding musically oriented products and services on our website. We intend to establish national advertising accounts with the music and audio and video industry, however at this time no such contact has been established.

COMPETITIVE ADVANTAGES

In terms of the number of dealers, private sellers and used music instrument and audio/video shoppers, we do not anticipate an ability to create a competitive advantage over other well established sites for some time in the future. We have recently formed our corporate entity, and realize it may take several years to complete our business plan as discussed above.

STRATEGY

Our objective is to build and maintain an online marketplace for facilitating transactions between buyers and sellers of musically oriented products and services. We intend to accomplish our objective by pursuing the following strategic initiatives:

•	Enhance and Broaden Services, Relevant E-Commerce Offerings and Content Offerings

We anticipate offering products and services such as expanded advertising and promotional opportunities, forms of enhanced listings, dealer website services, additional finance, aftermarket services and inspection and certification services, in addition to tracking where the trade shows are being conducted. We also plan to enhance and expand the selection criteria of our customer-driven search tools by allowing searches that include desired after purchase product levels, options and colors to pinpoint even more effectively the products of the consumer's choice. We currently do not have the required software to provide for the type of searches we anticipate; however we have commenced the evaluation process.

We intend to work with leading musically oriented content providers, such as, Sound & Vision Magazine, Guitar Player Magazine, Virtual Instruments, Piano Today, Harpa, and Fiddler Magazine, to provide consumers with product reviews and editorials, expert advice and comparisons and other information. We intend to further integrate these content offerings with our search and purchase functions by deploying new enhanced versions of our website thereby further establishing ourselves as a comprehensive, independent destination for music information and encouraging repeat user visits. Additionally, we intend to broaden the resources available to consumers by developing relationships with other leading music content providers.

•	Increase Brand Awareness and Consumer Traffic

We believe that building consumer and dealer awareness of the Musician’s Exchange brand and the products and services that we intend to offer is critical to our effort to build an Internet marketplace destination for music instrument and equipment buying and selling and obtaining information regarding music products and services. We intend to focus our consumer marketing efforts primarily on online advertising with selected high traffic Internet portals and websites. Our strategy is to further increase our brand awareness and website traffic through advertising efforts encompassing online advertising methods and appearing at select trade shows for musicians.

•	Leverage Our Business Model

Our business model revolves around facilitating the interaction between buyers and sellers of music related products and services. By combining an expansion of consumer traffic to our website with an expansion of the size and information content of our listing database, we expect to continue to experience rapid growth in the generation of leads for sellers and other industry participants. Unlike many of our competitors, we are developing a scalable business model characterized by multiple revenue streams, a significant portion of which are recurring in nature:

-	subscription and advertising fees from dealer services;
-	revenue from facilitating music e-commerce transactions (such as financing, repairs and aftermarket products);
-	fees from our online equipment, auction-style trading services where we intend to utilize websites such as those operated by eBay; and
-	fees from national advertising programs, promotions and services.

Services to Consumers

We intend to offer consumers a "one-stop" shopping website with all of the information and tools a consumer needs to cover each step of the musicians shopping or selling process.

Music Equipment Search, Selection and Listing.

Our proposed website will make the music equipment and instrument search, selection and listing process easy by providing a searchable database of instruments and equipment listings, a user-friendly online instruments and equipment listing form and access to an auction-style website and a new instrument and equipment website. More specifically, we intend to provide consumers with the following services:

•

Searchable Used Music Instrument and Equipment Listings. Search our listings database by make, model, year, price and geographic location and obtain contact information such as e-mail addresses, telephone numbers and maps with directions.

•	"Sell a Music Instrument" Service. List a used music instrument on our website at minimal cost by completing our online form

•

Product Information and Consumer Tools. Our website will help consumers select the right music audio and visual equipment for them based upon their individual preferences, price parameters and financial condition. We intend to provide consumers with expert reviews and advice relating to the music market. More specifically, we anticipate providing consumers with the following services:

o

Decision Guide. Complete a simple "Custom Search" question-and-answer form in our interactive decision guide to find out which piece of audio/visual equipment best fits the consumer's desires, needs and budget.

o

Equipment Reviews and Comparisons. Review audio and visual equipment content materials from such leading content providers as Sound and Vision Magazine (audio/visual equipment), Guitar Player Magazine, Piano Today, Harpa, Fiddler Magazine, and Virtual Instruments to find product reviews and buying and selling tips.

o

Pricing Guides. Obtain used equipment pricing information to learn what price the consumer should pay for a piece of equipment or what price the consumer should ask for his or her used piece of equipment.

Services to Other Industry Participants

We intend to offer other industry participants the following services on our website:

o

E-Commerce. We intend to provide musical instrument and audio/visual equipment manufacturers and other vendors of related products and services the ability to reach purchase-minded, or service minded consumers on our website in order to capture sales opportunities for which we receive commissions and advertising fees.

Aftermarket Goods and Services

Advertising. If we are successful with our website, we intend to provide national and regional industry participants, who sell aftermarket goods and services, with an effective, efficient and accessible website on which to promote their products and services.

Technology

In order to operate our website, we will be required to have a scalable user interface and transaction processing system that is designed around industry standard architectures and externally developed non-proprietary software, such as that provided by SAS. The system will be required to maintain operational data records regarding dealers, musical instrument and equipment listings and leads generated by our listings and e-commerce partners. The system will also be required to handle other aspects of the new and used musical equipment shopping process, including providing dealer contact information and submitting insurance, warranty and finance inquiries, as well as other inquiries and information, to various vendors.

The system will be required to have the capability to provide dealers, advertisers and vendors with online access to information relevant to their business. For example, these vendors should be able to access a Musician’s Exchange extranet (Dealers.musiciansexchange.com) to manage their new and used music equipment inventory by adding, modifying or updating their listings, as well as uploading pictures of such music instruments and equipment.

Our operations will be required to provide website services 24 hours a day, seven days a week with occasional short interruptions due to maintenance or system problems, such as power failures or router failures. We will be required to have two website hosting operations for redundancy and load distribution, with two separate locations. Both of these hosting facilities will be required to be state-of-the-art with multiple redundancies for power and network components. Additionally, at each facility, our systems will be required to have redundant units such as multiple Web servers and databases. These systems are expensive and cause us a capital outlay which we currently do not have.

Competition

Each of our musician’s listing services, musically oriented products and services and content offerings competes against a verity of Internet and offline providers. Barriers to entry on the Internet are relatively low; however, most other websites do not currently offer our proposed unique blend of extensive listings, music products and services and relevant content offerings. We anticipate facing significant competition in the future from new websites that offer the same emphasis on musically oriented listings and services and existing websites that introduce competing services.

Intellectual Property & Proprietary Rights

Upon completion of our website, we will regard substantial elements of our website and underlying technology as proprietary and attempt to protect them by relying on trademark, service mark and trade secret laws, restrictions on disclosure and transferring title and other methods. We currently do not have any technology we consider proprietary, as we are currently in our development stage.

Employees

We are a development stage company and currently have only one part-time employee, Daniel R. Van Ness, who is also our sole officer and director. We look to Mr. Van Ness for his entrepreneurial skills and talents. It is Mr. Van Ness who provided us our business plan. For a discussion of Mr. Van Ness’s experience, please see “Director, Executive Officers, Promoters and Control Persons.” Initially Mr. Van Ness will coordinate all of our business operations. Mr. Van Ness has provided the working capital to cover our initial expense. We plan to use consultants, attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we hav! e insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees: however we do not intend to hire these individuals within the next 12 months. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

Mr. Van Ness is spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-1 registration statement, and developing our business plan and overseeing the technological aspects of our business, including the analysis of various software companies capable of generating the type of software we require.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

PLAN OF OPERATION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Musician’s Exchange is a development stage company incorporated in the State of Nevada in February of 2008. We were formed to engage in the business of marketing musically oriented products and services through our online website (www.musiciansxchangeonline.com.), in a format similar to classified advertising. In February of 2008 we commenced our planned principal operations, and therefore have no significant assets.

Since our inception on February 4, 2008 through February 20, 2008, we have not generated any revenues and have incurred a net loss of $10,000. Until February of 2008 our only business activity was the formation of our corporate entity, creation of our business model, and analyzing the viability of our business, which included the development of our initial website. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with advertising on the internet to draw attention to our website, costs associated with website enhancements, and covering various filing fees and transfer agent fees to complete our early money raise through this offering. We believe that listing fees and small amounts of equity will be sufficient to support the limited c! osts associated with our initial ongoing operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from listing fees will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Plan of Operation

We are developing an online musician’s advertising platform to provide a method by which buyers and sellers of musically oriented products are brought together in an efficient format to browse, buy and sell musically oriented products to a distinct and focused customer. The musical classified marketplace being developed by us will be designed to give musically oriented shoppers and sellers more control over the entire process of buying and selling musical instruments and equipment by providing detailed information to make an informed buying or selling decision. Upon completion of our website, Musician’s Exchange is intended to have a website which will be a fully automated, topically arranged, intuitive, and easy-to-use service that supports a buying and selling experience in which sellers list musical instruments and audio/video equipment for sale and buyers provide offers! on musical instruments and equipment in a fixed-price format.

Satisfaction of our cash obligations for the next 12 months. Our plan of operation has provided for us to: (i) develop a business plan, and (ii) establish an operational website as soon as practical. We have accomplished the goal of developing our business plan; however, we are in the early stages of setting up an operational website capable of providing a method of advertising musical instruments and equipment for sale, along with merchandise and musically oriented services. In order to operate our website, we will be required to have a scalable user interface and transaction processing system that is designed around industry standard architectures and externally developed non-proprietary software. The system will be required to maintain operational data records regarding dealers, used instruments and equipment listings and leads generated by our l! istings and e-commerce partners. We do not have sufficient cash to enable us to complete our website development, which is an integral part of our operations. We have prepared this offering to provide the basic minimum amount of funds to provide sufficient cash for the next 12 months. If we are unsuccessful in generating the cash set forth in this offering, we will be forced into curtailing the expenditures required to complete the website, until such time as we are able to either raise the cash required privately or launch another offering. Our sole officer and director, Mr. Van Ness has agreed to continue his part time work until such time as there are either sufficient funds from operations, or alternatively, that funds are available through private placements or another offering in the future. We have not allocated any pay for Mr. Van Ness out of the funds being raised in this offering. If we were to not receive any additional funds, including the funds from this offering, we could continue in business for the next 12 months. However, we would not be in a position to complete the website as set forth in our business plan, or provide any significant advertisement for our customers, thus we would not anticipate any significant revenues. Since our website is operational, we can conduct business and earn revenues.

Summary of any product research and development that we will perform for the term of the plan. We do not anticipate performing any significant product research and development under our plan of operation. In lieu of product research and development we anticipate maintaining control over our advertising, especially on the Internet, to assist us in determining the allocation of our limited advertising dollars. Additionally, we are researching the various software packages available which can be manipulated to our needs.

Expected purchase or sale of plant and significant equipment. We do not anticipate the purchase or sale of any plant or significant equipment, as such items are not required by us at this time or in the next 12 months.

Significant changes in number of employees. The number of employees required to operate our business is currently one part time individual. After we complete the current offering and have commenced our advertising program, and word of mouth advertising, and at the end of the initial 12 month period, our plan of operation anticipates our requiring additional capital to hire at least one full time person.

Milestones:

As a result of our being a development stage company with minimal amounts of equity capital initially available, $7,500, we have set our goals in three stages: (1) goals based upon the availability of our initial funding of $7,500; (2) goals based upon our funding of $55,000; and (3) goals based upon or funding additional equity and or debt in the approximate sum of $100,000 to $200,000.

Stage I: Development of our business operations based upon our President’s investment of $7,500.

•	To set up our corporate structure (file for incorporation) set up corporate governance. Accomplished through the incorporation in Nevada in February of 2008.
•	To develop an initial operational website at the lowest possible cost. Accomplished through our agreement with an outside consultant.
•

To retain counsel and an auditor to assist in preparation of documents providing for the raising of $55,000 to complete Stage II of our Plan of Operations. Accomplished in February 2008. Total costs approximately $7,500. (Counsel to be paid from proceeds of offering in the sum of $5,000. Auditor paid $2,500 from $7,500 equity purchase by Mr. Van Ness).

Stage II: Development of our business operations based upon our receipt of the net funds from our offering of $49,200. We have not commenced the majority of milestones set forth in Stage II of our Plan of Operation as a result of our not having the funds from our offering. In the event we do not receive the funds from the offering, then we will be in a position to continue with the operations of Musician’s Exchange, however no significant business will be accomplished until other equity or debt is raised, or in the unlikely event that our website as currently operational, generates sufficient revenues to incur additional advertising expenses.

Stage III: Development of our business operations based upon our receipt of additional equity and/or debt in the approximate sum of $100,000 to $200,000. If, and when we raise the $100,000 in Stage III, we intend to pay our President a salary of $25,000 per year. There are no accruals for past salary, and the commencement date of such salary would not occur until such time as the additional funds (in addition to our present offering) are acquired. An additional $20,000 would be allocated toward salaries, and the balance of $55,000 would be utilized for legal, accounting, website enhancements, advertising and general office expenses. In the event an additional $100,000 were raised (in addition to the $55,000 in this offering, and $100,000 referenced above), we would allocate the 2nd $100,000 primarily to additional website enhancements, advertising, office space and additi! onal staff. We anticipate that it will take us approximately 90 days after the funding referenced in this Stage III to expand our advertising, hire personnel, and obtain office space.

Until an infusion of capital from this offering, we will not be able to complete Stage II of our Plan of Operation. We currently have insufficient capital to commence any significant advertising campaign, or complete our website. Although our website is currently operational and we are starting to place instruments and equipment advertisements, our Plan of Operation is premised upon having advertising dollars available. We believe that the advertising dollars allocated in the offering will assist us in generating revenues. We have suffered start up losses and have a working capital deficiency which raises substantial concern regarding our ability to continue as a going concern. We believe that the proceeds of this offering will enable us to maintain our operations and working capital requirements for at least the next 12 months, without taking into account any internally generated fu! nds from operations. We will need to raise $55,000, with net proceeds of $49,200, to comply with our business plan of operations for the next 12 months based on our capital expenditure requirements.

After this offering, we will require additional funds to maintain and expand our operations as referenced in our Stage III. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. At this time we have no earmarked source for these funds. Additionally, there is no guarantee that we will be able to locate additional funds. In the event we are unable to locate additional funds, we will be unable to generate revenues sufficient to operate our business as planned. For example, if we receive less than $100,000 of the funds earmarked in Stage III, we would be unable to significantly expand our advertising to levels under Stage III. Alternatively we may be required to reduce the payments of salary to our President and cover legal and accounting fees requi! red to continue our operations. There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Liquidity and Capital Resources

Cash will be increasing primarily due to the receipt of funds from this offering to offset our near term cash equivalents. Since inception, we have financed our cash flow requirements through issuance of common stock. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of listing or some form of advertising revenues. Additionally we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history (one month old) makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our website, provide national and regional industry participants with an effective, efficient and accessible website on which to promote their products and services through the Int! ernet, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACILITIES

We currently maintain an office at 1140 Lilac Charm Ave., Las Vegas, Nevada. We have no monthly rent, nor do we accrue any expense for monthly rent. Mr. Van Ness, our sole officer and director, and our full time employee provides us his home in which we conduct business on our behalf. Mr. Van Ness does not receive any remuneration for the use of this facility or time spent on behalf of us. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan we do not require personnel other than Mr. Van Ness to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from Mr. Van Ness, our sole officer and director. Office services are provided without charge by the Company’s director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

During February of 2008, Mr. Van Ness received 750,000 shares of common stock, at a price of $0.01 per share as a founder of Musician’s Exchange. Mr. Van Ness is the sole officer, director, stockholder, and promoter of Musician’s Exchange and developed the website and business plan. The proceeds from the sale of the shares to Mr. Van Ness, $7,500, constituted the initial cash capitalization of the company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

As of February 20, 2008 there were 2 stockholders of our common stock, Mr. Van Ness and Stoecklein Law Group, our legal counsel.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

EXECUTIVE COMPENSATION

Summary Compensation

Mr. Van Ness, our Principal Executive Officer (PEO) has not received any compensation, including plan or non-plan compensation, nor has our PEO earned any compensation as of the date of this Prospectus.

Future Compensation

Mr. Van Ness has agreed to provide services to us without compensation until such time as either we have earnings from our revenue, if any, or when the $100,000 is raised in Stage III of our plan of operation, at which time we will pay Mr. Van Ness a minimum salary of $25,000 per year.

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Transfer Agent

The transfer agent for the common stock will be Pacific Stock Transfer Company, 500 E. Warm Springs, Suite 240, Las Vegas, Nevada 89119.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have outstanding an aggregate of 1,400,000. Of these shares, 550,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our sole officer and director will not be purchasing shares in this offering. The remaining 850,000 shares of common stock held by our existing stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act.. The shares making up the 850,000 were issued, 750,000 in February of 2008 to our founding stockholder, 100,000 were issued at $0.10 in Febr! uary of 2008 to our legal counsel in exchange for legal services valued at $10,000. Other than 100,000 shares issued for legal fees in February of 2008, all restricted shares are held by our sole officer and director. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and
•

the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective six months holding periods, subject to restrictions on such sales by affiliates.

Sales pursuant to Rule 144 are subject to certain requirements relating to the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Musician’s Exchange at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at six months is entitled to sell such shares under Rule 144 without regard to the resale limitations.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock ! not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTC Bulletin Board at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

In February of 2008, we engaged the services of Lawrence Scharfman & Co. CPA P.C., to provide an audit of our financial statements for the period from February 4, 2008 (inception) to February 20, 2008 and for the period ended February 20, 2008. This was our first auditor. We have no disagreements with our auditor through the date of this prospectus.

Musician’s Exchange

INDEX TO FINANCIAL STATEMENTS

For the Period Ended February 20, 2008 (Audited)

INDEPENDENT AUDITORS’ REPORT	F-1
BALANCE SHEET	F-2
STATEMENT OF OPERATIONS	F-3
STATEMENT OF STOCKHOLDERS’ EQUITY	F-4
STATEMENT OF CASH FLOWS	F-5
NOTES TO FINANCIAL STATEMENTS	F-6-F-12

Lawrence Scharfman & Co., CPA P.C.

Certified Public Accountants

18 E. SUNRISE HIGHWAY, #203	9608 HONEY BELL CIRCLE
FREEPORT, NY 11520	BOYNTON BEACH, FL 33437
TELEPHONE: (516) 771-5900	TELEPHONE: (561) 733-0296
FACSIMILE: (516) 771-2598	FACSIMILE: (56 I) 740-0613

INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of Musician’s Exchange (the “Company”) (A Development Stage Company), as of February 20, 2008 and the related statement of operations, stockholders’ equity, and cash flows for the period from February 4, 2008 (Date of Inception) to February 20, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Musician’s Exchange (A Development Stage Company) as of February 20, 2008, and the results of its operations and cash flows for the period February 4, 2008 (Date of Inception) to February 20, 2008, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Lawrence Scharfman
Boynton Beach Florida	Lawrence Scharfman CPA

February 21, 2008

- LICENSED IN FLORIDA & NEW YORK -

Musician’s Exchange

(a Development Stage Company)

Balance Sheet

February 20,
2008
Assets

Current assets:
Cash	$7,500

$7,500

Liabilities and Stockholders' (Deficit)

Stockholders' (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued or outstanding	$-
Common stock, $0.001 par value, 100,000,000 shares authorized, 850,000 shares issued and outstanding at February 20, 2008	850
Additional paid in capital	16,650
(Deficit) accumulated during development stage	(10,000)
7,500

$7,500

The accompanying notes are an integral part of these financial statements.

Musician’s Exchange

(a Development Stage Company)

Statement of Operations

February 4, 2008
(Inception) to February 20,
2008

Revenue	$-

Expenses:
General and administrative expenses	-
Professional fees	10,000
Total expenses	10,000

Net (loss)	$(10,000)

Weighted average number of common shares outstanding - basic and fully diluted	756,250

Net (loss) per share - basic and fully diluted	$(0.01)

The accompanying notes are an integral part of these financial statements.

Musician’s Exchange

(a Development Stage Company)

Statement of Stockholders' Equity

	Common Stock		Preferred Stock		Additional Paid-in Capital	(Deficit) Accumulated During Development Stage	Total Stockholders' Equity
	Shares	Amount	Shares	Amount

February 4, 2008
Founders shares	750,000	$750	-	$-	$6,750	$-	$7,500

February 20, 2008
Shares issued for services	100,000	100			9,900		10,000

Net (loss)February 4, 2008
(inception) to February 20, 2008						(10,000)	(10,000)

Balance, February 20, 2008	850,000	$850	-	$-	$16,650	$(10,000)	$7,500

The accompanying notes are an integral part of these financial statements.

Musician’s Exchange

(a Development Stage Company)

Statement of Cash Flows

February 4, 2008
(Inception) to February 20.
2008

Cash flows from operating activities
Net (loss)	$(10,000)
Shares issued for services	10,000
Net cash provided (used) by operating activities	-

Cash flows from financing activities
Sale of common stock	7,500
Net cash provided by financing activities	7,500

Net increase in cash	7,500
Cash - beginning	-
Cash - ending	$7,500

Supplemental disclosures:
Interest paid	$-
Income taxes paid	$-

Number of shares issued for services	100,000

The accompanying notes are an integral part of these financial statements.

Musician’s Exchange

(a Development Stage Company)

Notes

Note 1 – Summary of significant accounting policies

Organization

The Company was incorporated on February 4, 2008 (Date of Inception) under the laws of the State of Nevada, as Musician’s Exchange. The Company developed its business plan over the period commencing with February 4, 2008 and ending on February 20, 2008. In February of 2008, the Company created its initial website and posted the website to the Internet.

The Company has not commenced significant operations and, in accordance with SFAS #7, the Company is considered a development stage company.

Nature of operations

Musician’s Exchange is developing an Internet destination and marketplace in the United States and potentially, globally, for musicians. Musician’s Exchange is designed to be the ultimate website for musicians. It will be a resource center with links to major and boutique musical companies. The Company’s site will also offer musicians a place to list gear they might have for sale or trade. It will charge a small fee to list items. This fee will include the posting of pictures and an item description, both provided by the seller. These items will be listed until the seller requests to have the items removed. The Company will also have a section dedicated to band listings. Here bands can submit a brief description of their style or type of music, as well as a link to their website. Our webmaster will collect these submissions and post them according to category. Musician’s Ex! change will charge a small one time fee for this service. Musician’s Exchange will also allow outside companies to advertise on our website. Musical companies and musical service organizations can submit banners to our webmaster for posting on different sections of our website. The Company will base the charge for this service on size as well as location of where the banner is listed.

This site can be marketed by word of mouth, the posting of flyers at venues and stores as well as the distribution of business cards. We can also direct market to existing band sites. Musician’s Exchange will also develop a My Space page for additional networking.

The Company intends to utilize the power of the Internet to aggregate in a single location a network of industry participants and a comprehensive database of musician’s information to create an open marketplace that is local, regional, national, and global in nature. Because we commenced operations in February of 2008, the Company currently has minimal listings. By providing this digital marketplace, we intend to bring musicians, private sellers and other industry participants, such as vendors of musical products and services and national advertisers, together with purchase-minded consumers at the moment when these consumers are directly engaged in a search for musical products and services. The Company believes that upon completion of our operating model, it will provide significant benefits to musicians, dealers, private sellers and other industry participants by enabling them to advertise, i! nteract and transact with a significant online consumer audience related to the musical world. The Company intends to provide significant benefits to consumers by giving them the tools they need to effectively navigate a large database of musical products and services oriented to any aspect of the music industry, thereby optimizing their ability to find musically oriented product or service of their choice in their chosen geographical area.

Musician’s Exchange

(a Development Stage Company)

Notes

The Company’s business model is built on multiple revenue streams from a variety of industry participants interested in marketing their services to our consumer audience. It intends to generate revenues primarily from listing fees, and fees for consumer and dealer services. In the future, we also intend to generate revenues from facilitating electronic commerce ("e-commerce") transactions, online used musical instruments auction-style trading services and national advertising.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Property and Equipment.

Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the useful lives of three to ten years. Expenditures for maintenance and repairs are charged to expense as incurred.

Long-Lived Assets.

Long-lived assets and certain intangibles to be held and used by an entity are required to be reviewed for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable based on expected future undiscounted cash flows. If impairment has occurred, the asset is required to be written down to fair value. Long-lived assets and certain intangibles to be disposed of are required to be reported at the lower of carrying amount or fair value less cost to sell.

Intangible Assets.

Intangible assets consisting primarily of excess purchase price over net assets acquired in business combinations are carried at cost less accumulated amortization and are amortized on a straight-line basis over an estimated useful life of five years. The recoverability of the carrying values of the excess of the purchase price over the net assets acquired in business combinations accounted for by the purchase method and other intangible assets is evaluated periodically to determine if an impairment in value has occurred. An impairment in value will be considered to have occurred when it is determined that the undiscounted future operating cash flows generated by the acquired business are not sufficient to recover the carrying values of such intangible assets. If it has been determined that an impairment in value has occurred, the excess of the purchase price over the net assets acquired and other inta! ngible assets would be written down to an amount which will be equivalent to the present value of the future operating cash flows to be generated by the acquired businesses.

Musician’s Exchange

(a Development Stage Company)

Notes

Revenue Recognition.

The Company's revenues are anticipated to be derived from multiple sources. Dealer services revenues are to be derived from a range of promotional services, including banner advertising, inventory pages, tiles, enhanced listings and links to the dealer's own Web site. Dealers will also be able to purchase a stand-alone Web site with their own Internet address and searchable used musical equipment inventory for an initial non-refundable set-up fee plus a monthly maintenance fee. Revenues from these services will be recognized ratably over the period in which the service is provided. The set-up fees from dealer contracts will be recognized ratably over the period in which the service is provided, generally a year. Advertising revenues are anticipated to be generated from short-term contracts in which the Company typically guarantees for a fixed fee a minimum number of impressions, or times that an advert! isement appears in pages viewed by the users. These revenues are recognized ratably over the term of the agreement, provided that the amount recognized does not exceed the amount that would be recognized based upon actual impressions delivered. E-commerce revenues are derived from boating vendors such as insurance, warranty and finance companies and boating aftermarket retailers who will be able to market their services on the Company's Web site or integrate their product with the Company's Web site. Such revenues will generally be derived from specific traffic referrals or transaction leads that originate on the Company's Web site and would be recognized as such referrals and leads are directed to the vendor's product.

Website Development Costs.

Web site development costs for year ended February 2008, were minimal, and were covered by the Company’s founder, who received 750,000 shares of common stock at a value of $0.01 or $7,500, which included the founders business plan, business concept, and Website. Effective February 2008, the Company adopted a policy that any software-related costs of Websites will be capitalized in accordance with AICPA Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," and amortized over their estimated useful life. Costs related to routine Web site maintenance are expensed as incurred.

Advertising Costs.

Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs included in general and administrative expenses as of February 20, 2008.

Inventory

The Company does not maintain an inventory of musical instruments or equipment, in that the Company operates as an electronic classified advertising media on the Internet.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of February 20, 2008. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Musician’s Exchange

(a Development Stage Company)

Notes

Impairment of long-lived assets

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at February 20, 2008.

Stock-Based Compensation:

The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations and has adopted the disclosure-only alternative of FAS No. 123R, “Accounting for Stock-Based Compensation.” Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by FAS No. 123R.

Earnings per share

The Company follows Statement of Financial Accounting Standards No. 128. “Earnings Per Share” (“SFAS No. 128”). Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti- dilutive they are not considered in the computation.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, “Disclosures About Segments of an Enterprise and Related Information”. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income taxes

The Company follows Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred! income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Musician’s Exchange

(a Development Stage Company)

Notes

Recent pronouncements

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of “so abnormal” which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2008, prior to the Company’s formation. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2008. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted! in the future.

Note 2 – Income taxes

For the period ended February 20, 2008, the Company incurred net operating losses and accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At February 20, 2008, the Company had approximately $10,000 of federal and state net operating losses. The net operating loss carryforwards, if not utilized will begin to expire in 2028.

The components of the Company’s deferred tax asset are as follows:

As of February 20,
2008
Deferred tax assets:
Net operating loss carryforwards	$10,000
Total deferred tax assets	10,000

Deferred tax liabilities:
Depreciation

Net deferred tax assets before valuation allowance	10,000
Less: Valuation allowance	(10,000)
Net deferred tax assets	$-0-

Musician’s Exchange

(a Development Stage Company)

Notes

For financial reporting purposes, the Company has incurred a loss in since its inception. Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the deferred tax assets will not be fully realizable. Accordingly, the Company provided a full valuation allowance against its net deferred tax assets at February 20, 2008.

A reconciliation between the amount of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

February 4, 2008 (Inception) to February 20, 2008
Federal and state statutory rate	$(3,400)
Change in valuation allowance on deferred tax assets	3,400

$-0-

Note 3 – Stockholder’s equity

The Company is authorized to issue 10,000,000 shares of it $0.001 par value preferred stock and 100,000,000 shares of its $0.001 par value common stock.

In February 2008, the Company issued to an officer of the Company 750,000 shares of its $0.001 par value common stock at a price of $0.01 per share for a total amount raised of $7,500 in exchange for the founding officers business plan, business concept, and Website.

On February 20, 2008, the Company issued 100,000 shares of its common stock toward legal fees at a value of $0.10 per share.

There have been no other issuances of common stock.

Note 4 – Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan, setting up its e-commerce website, and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from February 4, 2008, (inception) through the period ended February 20, 2008 of $10,000. In addition, the Company’s development activities since inception have been financially sustained through equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its

Musician’s Exchange

(a Development Stage Company)

Notes

liabilities.

Note 5 – Warrants and options

There are no warrants or options outstanding to acquire any additional shares of common stock

TABLE OF CONTENTS

Prospectus Summary

Summary Financial Information

Risk Factors

Lack of Operating History

Dependency on sole officer & director

Lack of experience by our sole officer

Sole Officer involved in other businesses

Competition

Requirement of additional capital

No public market for our stock

Special Note Regarding Forward-Looking Statement

Capitalization

Use of Proceeds

Determination of Offering Price

Dilution

Plan of Distribution

Legal Proceedings

Director, Executive Officers, Promoters and Control Persons

Security Ownership of Certain Beneficial Owners and Management

Description of Securities

Interest of Named Experts and Counsel

Disclosure of Commission Position of Indemnification of Securities Act Liabilities

Description of Business

Reports to Stockholders

Plan of Operation

Facilities

Certain Relationships and Related Party Transactions

Market for Common Equity and Related Stockholders Matters

Dividends

Executive Compensation

Shares Eligible for Future Sale

Changes in and Disagreements with Accountants

Index to Financial Statements

Audited Financials Statements

Independent Auditors Report

Balance Sheet

Statement of Operations

Statement of Stockholders’ Equity

Statement of Cash Flows

Notes to Financial Statements

Page 1 3 5 5 5 6 6 7 7 8 10 11 11 12 13 14 15 16 16 16 18 18 19 31 31 35 36 36 36 37 37 38 39 F-1 F-2 F-3 F-4 F-5 F-6

 No dealer, salesman or any other person has been authorized to give any information or to make any representation other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the shares of common stock offered by this prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the shares of a common stock by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances create any implication that information contained herein is correct as of any time subsequent to the date hereof.

Musician's Exchange

$55,000

prospectus

Dealer Prospectus Delivery Obligation

Until the offering termination date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: Information not required in Prospectus

INDEMNIFICATION OF OFFICERS AND DIRECTORS

None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of Musician’s Exchange in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of Musician’s Exchange if they were not engaged in willful misfeasance or malfeasance in the performance of his or his duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in Musician’s Exchange in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses! from us.

RECENT SALES OF UNREGISTERED SECURITIES

In February 2008, the Company issued to the sole officer, director, and founder of the Company 750,000 shares of its $0.001 par value common stock at a price of $0.01 per share for a total valuation of $7,500. The offering and sale of the shares of common stock will not be registered under the Securities Act of 1933 because the offering and sale was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 thereunder for transactions by an issuer not involving a public offering (with the recipient representing his intentions to acquire the securities for his own accounts and not with a view to the distribution thereof and acknowledging that the securities will be issued in a transaction not registered under the Securities Act of 1933).

In February 2008, the Company issued 100,000 shares of its common stock toward legal fees at a value of $0.10 per share. The offering and sale of the shares of common stock will not

1

be registered under the Securities Act of 1933 because the offering and sale was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 thereunder for transactions by an issuer not involving a public offering (with the recipients representing their intentions to acquire the securities for their own accounts and not with a view to the distribution thereof and acknowledging that the securities will be issued in a transaction not registered under the Securities Act of 1933).

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses to be paid in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission registration fee.

Amounts
Securities and Exchange Commission registration fee	$1.69
Legal fees and expenses	5,000
Copying	300
State Filing Fees	494.12

Total	$5,795.81

EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

(a)	Documents filed as part of this Report
1.	Financial Statements:
A.	INDEX TO FINANCIAL STATEMENTS
Independent Auditors Report	F-1
Balance Sheet For the Period Ending February 20, 2008	F-2

Statement of Operations For the Period February 4, 2008

(Inception) through February 20, 2008	F-3

Statement of Changes in Stockholders’ Deficit For the Period

February 4, 2008 (Inception) through February 20, 2008	F-4

Statement of Cash Flows For the Period February 4, 2008

(Inception) through February 20, 2008	F-5
Notes to Financial Statements	F-6 - F-12

2

(b) Exhibits

EXHIBIT INDEX

Exhibit	Description
3(i)(a)*	Articles of Incorporation of Musician’s Exchange filed on February 4, 2008
3(ii)(a)*	Bylaws of the Musician’s Exchange
4*	Instrument defining the rights of security holders: (a) Articles of Incorporation (b) Bylaws (c) Stock Certificate Specimen
5*	Opinion of the Stoecklein Law Group
10.1*	Subscription Agreement
11*	Statement Re: Computation of per share earnings
23.1*	Consent of Lawrence Scharfman & Co. CPA P.C.
23.2*	Consent of the Stoecklein Law Group
*	Filed herewith

UNDERTAKINGS

A.	The undersigned registrant hereby undertakes to:

(1)       File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)        Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)       Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424 (b) of this chapter) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)      Include any additional or changed material information on the plan of distribution.

(2)       For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)       File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)       For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method

3

used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

B.

(1)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(2)      In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.

Each prospectus filed pursuant to Rule 424(b)(§230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration state! ment or made in any such document immediately prior to such date of first use.

4

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on February 22, 2008.

Musician’s Exchange

Signature	Title	Date

/s/Daniel R. Van Ness	President	February 28, 2008
Daniel R. Van Ness

/s/Daniel R. Van Ness	Sole Director	February 28, 2008
Daniel R. Van Ness

/s/Daniel R. Van Ness	Principal Executive Officer	February 28, 2008
Daniel R. Van Ness

/s/Daniel R. Van Ness	Principal Financial Officer	February 28, 2008
Daniel R. Van Ness

/s/Daniel R. Van Ness	Principal Accounting Officer	February 28, 2008
Daniel R. Van Ness

Financial Statements and Exhibits

(a)	Documents filed as part of this Report
1.	Financial Statements:
A.	INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
Independent Auditors Report	F-1
Balance Sheet for the Period Ending February 20, 2008	F-2

Statement of Operations for the Period February 4, 2008

(Inception) through February 20, 2008	F-3

Statement of Changes in Stockholders’ Deficit for the Period

February 4, 2008 (Inception) through February 20, 2008	F-4

Statement of Cash Flows for the Period February 4, 2008

(Inception) through February 20, 2008	F-5
Notes to Financial Statements	F-6 - F-12

(b) Exhibits

EXHIBIT INDEX

Exhibit	Description
3(i)(a)*	Articles of Incorporation of Musician’s Exchange filed on February 4, 2008
3(ii)(a)*	Bylaws of the Musician’s Exchange
4*	Instrument defining the rights of security holders: (a) Articles of Incorporation (b) Bylaws (c) Stock Certificate Specimen
5*	Opinion of the Stoecklein Law Group
10.1*	Subscription Agreement
11*	Statement Re: Computation of per share earnings
23.1*	Consent of Lawrence Scharfman & Co. CPA P.C.
23.2*	Consent of the Stoecklein Law Group

*	Filed herewith

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